POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, MONSANTO COMPANY, a corporation duly organized under the laws of the State of Delaware, United States (the "Company")

does hereby make, constitute and appoint each of MICHELLE BUSHORE, NANCY E. HAMILTON,

MATTHEW E. JOHNSON, CHRISTOPHER A. MARTIN and JENNIFER L. WOODS, acting severally, as its true and lawful attorneys-in-fact, for him or her and to execute in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all documents, certificates, instruments statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority,

including without limitation Forms 3, 4, 5, 13D and 13G and any and all amendments to the foregoing as may be required to be filed with the Securities and Exchange Commission,

and deliver, furnish or file any such documents with the appropriate governmental regulatory authority, each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of the Company every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorneys-in-fact and/or any of them may lawfully do or cause to be done by virtue hereof.  Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 11th day of February 2015.

MONSANTO COMPANY

By: /s/ Pierre Courduroux

Name:  Pierre Courduroux

Title: Senior Vice President and Chief Financial Officer